As filed with the Securities and Exchange Commission on June 12, 2020

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENTUNDER THE SECURITIES ACT OF 1933
BELDEN INC.
(Exact name of registrant as specified in its charter)

Delaware	36-3601505
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1 North Brentwood Boulevard
15th Floor
St. Louis, Missouri 63105
(314) 854-8000
(Address of Principal Executive Offices) (Zip Code)

BELDEN RETIREMENT SAVING PLAN
TRIPWIRE INC. 401(K) PLAN
PPC 401(K) PLAN
PROSOFT TECHNOLOGY, INC. 401(K) PROFIT SHARING PLAN AND TRUST
(Full title of the plan)
Brian E. Anderson
Senior Vice President, Legal, General Counsel and Corporate Secretary
Belden Inc.
1 North Brentwood Boulevard, 15th Floor
St. Louis, Missouri 63105
(Name and address of agent for service)

(314) 854-8000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act .
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01 per share	1,500,000 (1)(2)	$34.40 (3)	$51,600,000 (3)	$6,697.68 (3)
(1) The number of shares to be registered under the respective plans are as follows: Belden Retirement Plan – 1,150,000 shares, Tripwire Inc. 401(k) Plan – 131,000 shares, PPC 401(k) Plan – 162,000 shares, and Prosoft Technology, Inc. 401(k) Profit Sharing Plan and Trust – 57,000 shares.
(2) this registration statement also covers, pursuant to Rule 416(a), any additional shares that become issuable under the plans by reason of any stock dividend, stock split or other similar transaction.
(3) Estimated pursuant to Rules 457(h) and 457(c) solely for the purpose of computing the registration fee, based on the average of the high and low prices of the securities being registered hereby on the New York Stock Exchange on June 11, 2020.

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PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information specified in Item 1 and Item 2 of Part I of the Registration Statement on Form S-8 (the “Registration Statement”) is omitted from this filing in accordance with the provisions of Rule 428 under the 1933 Act and the introductory note to Part I of the Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the plan covered by this registration statement as required by Rule 428(b)(1).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.  Incorporation of Documents by Reference.
The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Registrant pursuant to the 1933 Act and the Securities Exchange Act of 1934, as amended (the “1934 Act”), are incorporated herein by reference, to the extent that such documents are considered filed with the Commission:
(1) The Registrant’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2019.
(2)  The Registrant’s Quarterly Report on Form 10-Q, for the fiscal quarter ended March 29, 2020.
(3) The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 7, 2020, February 5, 2020, May 22, 2020, and June 12, 2020.
(4) The description of the Registrant’s capital stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on December 23, 1996 (File No. 001-12561), as updated by the description of the Registrant’s capital stock contained in the Registrant’s Registration Statement on Form S-4, as amended (File No. 333-113875), under the captions “Description of CDT Capital Stock” and “Comparison of Rights of Belden Stockholders and CDT Stockholders,” including any amendment or report filed for the purpose of updating such description.
All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, to the extent such documents are considered filed with the Commission.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4.  Description of Securities.
Not applicable.
Item 5.  Interests of Named Experts and Counsel.
Certain legal matters with respect to the validity of the shares of common stock registered hereby will be passed upon for the Company by Brian E. Anderson, Senior Vice President, Legal, General Counsel and Corporate Secretary. Mr. Anderson is paid a salary by the Company, is a participant in various employee benefit plans offered to the Company’s employees, and beneficially owns, or has rights to acquire, an aggregate of less than one percent of the shares of the Company’s common stock.

Item 6.  Indemnification of Directors and Officers.
Section 145(a) of the General Corporation Law of the State of Delaware (“Delaware Corporation Law”) provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.
Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the Delaware Corporation Law. The Company has obtained a directors’ and officers’ liability insurance policy, which insures the Company’s directors and officers against certain liabilities, including liabilities for which the Company may not be able to indemnify such persons. The Company has also entered into indemnification agreements with certain of its directors and executive officers, which provide for indemnification against expenses, judgments, fines and settlements in connection with threatened or pending litigation, inquiries or investigations that arise out of the director’s or officer’s acts or omissions in his capacity as a director or officer of the Company to the extent permitted by Delaware law.
Article Eight of the Registrant’s Restated Certificate of Incorporation and Article V of the Registrant’s Amended and Restated Bylaws provide for indemnification and/or exculpation to the fullest extent authorized by the Delaware Corporation Law for any person who is or was a director or officer of the Registrant who is or was involved or threatened to be made so involved in any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving as a director or officer of the Registrant or was serving at the request of the Registrant as a director or officer of any other enterprise.
The foregoing is only a general summary of certain aspects of Delaware law and the Registrant’s organizational documents dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 145 of the Delaware Corporation Law, Article Eight of the Registrant’s Restated Certificate of Incorporation and Article V of the Registrant’s Third Amended and Restated Bylaws.
Item 7.  Exemption From Registration Claimed.
Not applicable.
Item 8.  Exhibits.
See Exhibit Index.

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Item 9.  Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the 1933 Act; and
(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in this registration statement.
(2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the 1933 Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saint Louis, State of Missouri, on June 12, 2020.

BELDEN INC.

By:	/s/ Brian E. Anderson
Brian E. Anderson
Senior Vice President, Legal, General Counsel and Corporate Secretary

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POWERS OF ATTORNEY
Each person whose signature appears below constitutes and appoints Roel Vestjens, Henk Derksen or Brian E. Anderson or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Roel Vestiens	President, Chief Executive Officer, and Director (Principal Executive Officer)	June 12, 2020
Roel Vestjens

/s/ Henk Derksen	Senior Vice President, Finance, and Chief Financial Officer (Principal Financial Officer)	June 12, 2020
Henk Derksen

/s/ Douglas R. Zink	Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 12, 2020
Douglas R. Zink

/s/ John S. Stroup	Executive Chairman	June 12, 2020
John S. Stroup

/s/ David Aldrich	Lead Independent Director	June 12, 2020
David Aldrich

/s/ Lance C. Balk	Director	June 12, 2020
Lance C. Balk

/s/ Steven Berglund	Director	June 12, 2020
Steven Berglund

/s/ Diane D. Brink	Director	June 12, 2020
Diane D. Brink

/s/ Judy L. Brown	Director	June 12, 2020
Judy L. Brown

/s/ Nancy Calderon	Director	June 12, 2020
Nancy Calderon

/s/ Bryan C. Cressey	Director	June 12, 2020
Bryan C. Cressey

/s/ Jonathan Klein	Director	June 12, 2020
Jonathan Klein

/s/ George Minnich	Director	June 12, 2020
George Minnich

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EXHIBIT INDEX

Exhibit	Description

4.1	Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed February 29, 2008)

4.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed May 31, 2016)

5.1	Opinion of Brian E. Anderson, Senior Vice President, Legal, General Counsel and Corporate Secretary

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Brian E. Anderson, Senior Vice President, Legal, General Counsel and Corporate Secretary (included in Exhibit 5.1)

24.1	Powers of Attorney (contained on the signature page hereto)

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